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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-67145 and 33-8111) and in the Registration Statements on Forms S-8 (Nos. 333-29993, 33-65187, 33-65185, 33-65183, 33-65181, 33-31530, 33-17963, 2-79437 and 2-47905)
of The Goodyear Tire & Rubber Company of our report dated February 3, 1999, appearing on page 43 of this Annual Report on Form 10-K.








/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP






Cleveland, Ohio
March 26, 1999




                                     X-23-1